                       WAIVER, CONSENT AND AMENDMENT NO. 2

                                       TO

                           LOAN AND SECURITY AGREEMENT

         THIS WAIVER, CONSENT AND AMENDMENT NO. 2 (this "Amendment") is entered into as of April 1, 2003, by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Leading Borrower"), APEX MACHINE TOOL COMPANY, INC, a Connecticut corporation ("Second Borrower") (Leading Borrower and Second Borrower being collectively referred to as "Borrowers" and each a "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                                   BACKGROUND

         Borrowers, Gros-Ite and Lender are parties to a Loan and Security Agreement, dated as of September 29, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrowers with certain financial accommodations.

         Borrowers have requested that Lender (i) amend the Loan Agreement, (ii) consent to the Modification Transactions (as defined herein) and (iii) waive various Events of Default and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

                  (a)      Schedule A is amended as follows:

                           (i) the following definitions are amended in their entirety to provide as follows:

                           "Applicable Margin" shall mean, for each type of Loan, the rate per annum set forth under the relevant column heading below:

    Type of Loan               Rate per Annum
Revolving Credit Loans            3.75%

Term Loan A                       4.00%

                           provided, however if no Default shall have occurred and be continuing the Applicable Margin shall be decreased by one-half of one percent (.50%) for each type of Loan, ten (10) Business Days following Lender's receipt of the audited Financial Statements for the Fiscal Year ending December 31, 2003 showing that Leading Borrower and its Subsidiaries on a consolidated basis shall have a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 for the 12-month period then ended.

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                           "Fleet Intercreditor and Subordination Agreement"
                           shall mean the Intercreditor and Subordination Agreement dated as of the Amendment No. 2 Effective Date among Lender, Fleet, Corsair, Borrowers and Gros-Ite.

                           "Stated Expiry Date" means January 3, 2005.

                           (ii) the following defined terms and added in their appropriate alphabetical order:

                           "Amended and Restated Note A" shall mean the Amended and Restated Note A in the original principal amount of $1,325,000 dated as of the Amendment No. 2 Effective Date made by EDAC in favor of Fleet which has been assigned to Corsair pursuant to the terms of the Assignment and Intercreditor Agreement.

                           "Amended and Restated Note B" shall mean the Amended and Restated Note B in the original principal amount of $1,000,000 dated as of the Amendment No. 2 Effective Date made by EDAC in favor of Fleet.

                           "Amendment No. 2" shall mean the Waiver, Consent and Amendment No. 2 to the Loan and Security Agreement between Borrowers and Lender dated Amendment No. 2 Effective Date.

                           "Amendment No. 2 Effective Date" shall have the meaning given to the term "Effective Date" in Amendment No. 2.

                           "Assignment and Intercreditor Agreement" shall mean that certain Assignment and Intercreditor Agreement dated as of the Amendment No. 2 Effective Date by and between Fleet and Corsair.

                           "Corsair" shall mean Corsair Special Situations Fund, L.P.

                           "Corsair Indebtedness" shall mean the Indebtedness of Borrowers to Corsair evidenced by Amended and Restated Note A.

                           "Fleet Indebtedness shall mean the Indebtedness of Borrowers to Fleet evidenced by Amended and Restated Note B.

                           "Projected Budget" shall meant the Projections and Budget attached as Exhibit A to Amendment No. 2 as Exhibit A.

                           (iii) the defined term "Permitted Encumbrances" is amended by adding the following paragraph at the end thereof:

                            "(xii) Liens in favor of Corsair, as agent, securing
                           the Corsair Indebtedness and the Fleet Indebtedness."

                  (b) Paragraph 5(b)(vi) is amended in its entirety to provide as follows:

                           "(vi) the Indebtedness evidenced by Amended and Restated Note A and Amended and Restated Note B;"

                  (c) Paragraph 7.1 is amended by adding the following paragraph at the end thereof:

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                           "(m) any default or event of Default shall occur
                  under the Fleet Intercreditor and Subordination Agreement."

                  (d) Paragraph (1) of Schedule G is amended in its entirety to provide as follows:

                                    "1.      Fixed Charge Coverage Ratio.
                           Leading Borrower and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter (i) during the 2003 Fiscal Year, a Fixed Charge Coverage Ratio of not less than eighty-five percent (85%) of the projected Fixed Charge Coverage Ratio set forth on the Projected Budget for the Fiscal Quarter then ended and (ii) after the 2003 Fiscal Year, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0 for the Fiscal Quarter then ended."

         3. Waiver of Events of Default. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, Lender hereby waives the Events of Default arising solely out of (i) Borrowers' Financial Statements for the Fiscal Year ending December 29, 2001 containing a going concern qualification, (ii) Borrowers' failure to make the required payments pursuant to the terms of the Fleet Loan Agreement and the Fleet Documents, (iii) Borrowers' failure to maintain the required minimum Fixed Charge Coverage Ratio for the Fiscal Quarters ended September 28, 2002, December 28, 2002 and March 29, 2003 and (iv) Second Borrower making a payment to Leading Borrower for administration and overhead expenses in excess of $100,000 during the 2002 Fiscal Year.

         4.       Consent. (a)      Borrowers have informed Lender that
Borrowers and Guarantor intend to enter into a Modification Agreement with Fleet whereby the amounts owed to Fleet under the Fleet Documents shall be reduced to the indebtedness owed pursuant to the Amended and Restated Note A and the Amended and Restated Note B and that Fleet intends to grant, assign, sell and transfer its rights, title and interest in Amended and Restated Note A and in the Fleet Security Agreements to Corsair pursuant to the Assignment and Intercreditor Agreement (all of the foregoing, collectively, the "Modification Transactions"). The Modification Transactions are all prohibited by the terms of the Loan Agreement and Borrowers have requested that Lender consent to the same.

                  Subject to the conditions of effectiveness set forth below in
Section 5, Lender hereby consents to the Modification Transactions, including without limitation, the payment of the Purchase Price (as defined in the Assignment and Intercreditor Agreement), provided, that (i) Corsair and Fleet enter into a Subordination and Intercreditor Agreement, in form and substance satisfactory to Lender, whereby Corsair and Fleet agree to subordinate the payment of any and all indebtedness of Borrowers to Corsair or Fleet to the Obligations and to subordinate any Lien Corsair may have in the Collateral to any Lien that Lender may have in the Collateral and (ii) Lender is in receipt of all documents, instruments and agreements executed in connection with the Modification Transactions and such documents, instruments and agreements are in form and substance satisfactory to Lender.

         5. Conditions of Effectiveness. This Amendment shall become effective (the "Effective Date") upon satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender: (i) Lender's receipt of four (4) copies of this Amendment executed by Borrowers and Lender and consented and agreed to by Guarantor, (ii) Lender's receipt of documentation relating to the Modification Transactions, (iii) Fleet and Corsair enter into a subordination and intercreditor agreement with Lender, whereby Fleet and Corsair agree to subordinate the payment any and all indebtedness of Borrower to Fleet or Corsair to the Obligations and to subordinate any Lien Corsair may have in the Collateral to any Lien that Lender may have in the Collateral, (iv) Lender's receipt of an opinion of Borrowers' accountant that the Modification Transactions shall not result in any tax liabilities to Borrowers, and (v) Lender shall have received a fee in the amount of $50,000 and all attorney's fees of Lender in connection with this Amendment, each of which shall be charged to Borrowers' loan account as a Revolving Credit Loan on the date of this Amendment.

         6. Representations and Warranties. Borrowers hereby represent and warrant as follows:

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                  (a)      This Amendment and the Loan Agreement, as amended
hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrowers hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  (d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

         7.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except to the extent set forth herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                          EDAC TECHNOLOGIES CORPORATION.

                                          By: /s/ Dominick A. Pagano
                                              ------------------------------
                                              Name: Dominick A. Pagano
                                              Title: President

                                          APEX MACHINE TOOL COMPANY, INC.

                                          By: /s/Dominick A. Pagano
                                              ------------------------------
                                          Name: Dominick A. Pagano
                                          Title: President

                                          GENERAL ELECTRIC CAPITAL
                                          CORPORATION

                                          By: /s/Robert A. Miller
                                              ------------------------------
                                          Name: Robert A. Miller
                                                Duly Authorized Signatory

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

                              CONSENT OF GUARANTOR

         The undersigned as a guarantor of the Obligations of EDAC Technologies Corporation and Apex Machine Tool Company, Inc. to Lender hereby consents to the foregoing Amendment No. 2 and acknowledges that its guaranty agreement remains in full force and effect.

GROS-ITE INDUSTRIES, INC.

By: /s/Dominick A. Pagano
    -------------------------------
         Name: Dominick A. Pagano
         Title: President

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